EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Frederick Sandvick, Chief Executive and Principal Financial Officer of Global ePoint, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Annual Report on Form 10-KSB of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods covered by the Report.

Dated: March 26, 2003	/s/ FREDERICK SANDVICK
Chief Executive and Principal Financial Officer